UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 20, 2014

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 20, 2014, The Bank of New York Mellon, a subsidiary of The Bank of New York Mellon Corporation (“BNY Mellon” and, together with its consolidated subsidiaries, the “Company”), entered into a Purchase and Sale Agreement with MIP One Wall Street Acquisition LLC, a joint venture led by Macklowe Properties, to sell the Company’s existing headquarters at 1-7 Wall Street, New York, New York for $585 million. The sale is expected to be completed in the third quarter of 2014, subject to customary closing conditions. The sale will result in the Company’s recognizing an after-tax gain of approximately $200 million, or approximately $345 million pre-tax, which is expected to be recorded in the third quarter of 2014 (subject to the closing of the sale). The foregoing description is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

Based on recent discussions with tax authorities, the Company expects to record a charge of approximately $100 million after-tax, or approximately $125 million pre-tax, in the second quarter of 2014 in connection with previously disclosed administrative errors relating to certain funds that it manages. The errors relate to questions about the resident status of certain funds, potentially exposing the Company to a tax liability related to the funds’ earnings.

The information presented in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations regarding the impact and timing of the sale of the Company’s headquarters and the charge in connection with administrative errors. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Factors that could cause the Company’s results to differ, possibly materially, can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the Securities and Exchange Commission. All statements in this Current Report on Form 8-K speak only as of the date of this filing and BNY Mellon undertakes no obligation to update the information to reflect events or circumstances that arise after this filing or reflect the occurrence of unanticipated events, except as required by federal securities laws.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

10.1	Purchase and Sale Agreement by and between The Bank of New York Mellon and MIP One Wall Street Acquisition LLC, dated May 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: May 27, 2014	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Purchase and Sale Agreement by and between The Bank of New York Mellon and MIP One Wall Street Acquisition LLC, dated May 20, 2014	Filed herewith

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